EXHIBIT 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of GC China Turbine Corp. (the "Company") on Form 10-Q/A for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Qi Na, Chief Executive Officer of the Company, and Zhao Ying, Chief Financial Officer of the Company, certifies, to the best of their knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2010

/s/ Qi Na
Name: Qi Na
Title: Chief Executive Officer (Principal Executive Officer)

/s/ Zhao Ying
Name: Zhao Ying
Title: Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)